                                                                       Exhibit 2

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                             DISTRIBUTION AGREEMENT


                                 by and between


                       ROCKWELL INTERNATIONAL CORPORATION


                                      and


                              [111 HOLDINGS, INC.]









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                               [         ], 1997



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                                TABLE OF CONTENTS

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
ARTICLE I DEFINITIONS..........................................................1

         Section 1.01  General.................................................1

ARTICLE II THE DISTRIBUTION...................................................16

         Section 2.01  The Distribution.......................................16
         Section 2.02  Fractional Shares......................................17
         Section 2.03  Cooperation Prior to the
                          Distribution........................................17
         Section 2.04  Rockwell Board Action; Conditions to
                          the Distribution....................................18
         Section 2.05  Waiver of Conditions...................................20
         Section 2.06  Disclosure.............................................20

ARTICLE III TRANSACTIONS RELATING TO THE DISTRIBUTION.........................20

         Section 3.01  Intercorporate Reorganization..........................20
         Section 3.02  Rockwell Group Obligations Relating
                          to the Automotive Business..........................23
         Section 3.03  Intercompany Accounts and
                          Arrangements........................................24
         Section 3.04  Cash Management........................................28
         Section 3.05  The Automotive Board...................................28
         Section 3.06  Resignations; Transfer of Stock Held
                          as Nominee..........................................28
         Section 3.07  Automotive Certificate of
                          Incorporation and By-Laws; Rights Plan..............29
         Section 3.08  Insurance..............................................30
         Section 3.09  Use of Names, Trademarks, etc..........................33
         Section 3.10  Consents...............................................36
         Section 3.11  Cross-License of Intellectual Property.................37

ARTICLE IV MUTUAL RELEASE; INDEMNIFICATION....................................39

         Section 4.01  Mutual Release.........................................39
         Section 4.02  Indemnification by Rockwell............................40
         Section 4.03  Indemnification by Automotive..........................41
         Section 4.04  Limitations on Indemnification
                          Obligations.........................................42
         Section 4.05  Procedures Relating to
                          Indemnification.....................................44

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
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
         Section 4.06  Remedies Cumulative....................................47
         Section 4.07  Survival of Indemnities................................47
         Section 4.08  Exclusivity of Tax Allocation
                          Agreement...........................................47

ARTICLE V ACCESS TO INFORMATION...............................................48

         Section 5.01  Access to Information..................................48
         Section 5.02  Production of Witnesses................................49
         Section 5.03  Retention of Records...................................50
         Section 5.04  Confidentiality........................................50

ARTICLE VI MISCELLANEOUS......................................................51

         Section 6.01  Entire Agreement; Construction.........................51
         Section 6.02  Survival of Agreements.................................52
         Section 6.03  Expenses...............................................52
         Section 6.04  Governing Law..........................................52
         Section 6.05  Notices................................................53
         Section 6.06  Consent to Jurisdiction................................54
         Section 6.07  Amendments.............................................55
         Section 6.08  Assignment.............................................55
         Section 6.09  Captions; Currency.....................................55
         Section 6.10  Severability...........................................55
         Section 6.11  Parties in Interest....................................56
         Section 6.12  Schedules..............................................56
         Section 6.13  Termination............................................56
         Section 6.14  Waivers; Remedies......................................56
         Section 6.15  Counterparts...........................................57
         Section 6.16  Performance............................................57

                                     ANNEXES


Annex A - Employee Matters Agreement

Annex B - Tax Allocation Agreement


                                    SCHEDULES


Schedule 1.1(a)         - Automotive Former Businesses
Schedule 1.1(b)         - Automotive Financial Instruments
Schedule 1.1(c)         - Automotive Subsidiaries
Schedule 1.1(d)         - Automotive By-Laws
Schedule 1.1(e)         - Automotive Certificate of Incorporation
Schedule 1.1(f)         - Shared Agreements
Schedule 3.1(c)         - Reorganization Transactions

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
Schedule 3.3(b)(ii)                 - Intercompany Agreements
Schedule 3.4                        - Automotive Bank Accounts
Schedule 3.6                        - Continuing Directors and Officers
Schedule 4.1                        - Exceptions to Release
Schedule 4.2                        - Certain Form 10 Sections

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
                             DISTRIBUTION AGREEMENT



                  DISTRIBUTION AGREEMENT (this "Agreement"), dated as of _________, 1997, by and between ROCKWELL INTERNATIONAL CORPORATION, a Delaware corporation ("Rockwell"), and [111 HOLDINGS, INC.], a Delaware corporation and, as of the date hereof, a wholly-owned subsidiary of Rockwell ("Automotive").

                  WHEREAS, the Rockwell Board (as defined herein) has determined that it is appropriate and desirable to distribute all outstanding shares of Automotive Common Stock (as defined herein) on a pro rata basis to the holders of Rockwell Common Stock (as defined herein); and

                  WHEREAS, Rockwell and Automotive have determined that it is appropriate and desirable to set forth the principal corporate transactions required to effect such distribution and certain other agreements that will govern certain matters relating to such distribution;

                  NOW, THEREFORE, in consideration of the premises and of the respective agreements and covenants contained in this Agreement, the parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01 General. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Action" means, with respect to any Person, any actual or threatened or future action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity or any claims or other legal matters that may be asserted by or against, or otherwise affect, such Person.

                  "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; provided, however, that for purposes of this Agreement, following the Time of Distribution no member of either Group shall be deemed to be an Affiliate of any member of the other Group. For purposes of the immediately preceding sentence, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

                  "Agreement" shall have the meaning ascribed thereto in the preamble.

                  "Ancillary Agreements" means, collectively, the Employee Matters Agreement, the Tax Allocation Agreement, the Transition Agreement and the Conveyance and Assumption Instruments.

                  "Assets" means any and all assets, properties and rights, whether tangible or intangible, real, personal or mixed, fixed, contingent or otherwise, and wherever located (other than ownership interests in Subsidiaries), including, without limitation, the following:

                         (i) real property interests (including leases), land, plants, buildings and improvements;

                        (ii) machinery, equipment, tooling, vehicles, furniture and fixtures, leasehold improvements, repair parts, tools, plant, laboratory and office equipment and supplies, computer hardware and software, computer networking equipment, engineering and design equipment, test equipment and other tangible personal property, together with any rights or claims arising out of maintenance or service contracts relating thereto or the breach of any express or implied warranty by the manufacturers or sellers of any of such assets or any component part thereof;

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
                         (iii) inventories, including raw materials, work-in-process, materials, components, finished goods, parts, accessories and supplies;

                         (iv) cash, bank accounts, notes, short-term and long-term investments, accounts, loans and notes receivable (whether current or not current), interests as beneficiary under letters of credit, advances and performance and surety bonds;

                         (v) certificates of deposit, banker's acceptances, shares of stock, bonds, debentures, evidences of indebtedness, certificates of interest or participation in profit-sharing agreements, collateral-trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting-trust certificates, puts, calls, straddles, options, swaps, collars, caps and other securities or hedging arrangements of any kind;

                         (vi) financial, accounting, corporate, operating, design, manufacturing, test and other data and records (in each case, in whatever form or medium, including, without limitation, electronic media), including, without limitation, books, records, notes, sales and sales promotional material and data, advertising materials, credit information, cost and pricing information, customer and supplier lists, business plans, reference catalogs, payroll and personnel records and procedures, blue-prints, research and development files, data and laboratory books, sales order files, litigation files, minute books, stock ledgers, stock transfer records and other similar property, rights and information;

                         (vii) (A) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents (including utility and design patents, industrial designs and utility models), patent applications, and patent and invention disclosures, and all other rights of inventorship, worldwide, together with all reissuances, continuations, continuations-in-part, divisions, revisions, supplementary protection certificates, extensions and re-examinations thereof; (B) trademarks, service marks, trade names, trade dress, logos, business and product names and

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
         slogans and registrations and applications for registration thereof, worldwide; (C) copyrights in copyrightable works, and all other rights of authorship, worldwide, and all applications, registrations and renewals in connection therewith; (D) mask works and semiconductor chip rights, worldwide, and all applications, registrations and renewals in connection therewith; (E) trade secrets and confidential business and technical information (including ideas, research and development, know-how, formulas, technology, compositions, manufacturing and production processes and techniques, technical data, engineering, production and other designs, drawings, engineering notebooks, industrial models, software and specifications); (F) computer and electronic data processing programs and software, both source code and object code (including data and related documentation, flow charts, diagrams, descriptive texts and programs, computer print-outs, underlying tapes, computer databases and similar items), computer applications and operating programs; (G) rights to sue for and remedies against past, present and future infringements of any or all of the foregoing and rights of priority and protection of interests therein under the laws of any jurisdiction worldwide; (H) all copies and tangible embodiments of any or all of the foregoing (in whatever form or medium, including, without limitation, electronic media); (I) all other proprietary and intellectual property rights and interests; and
         (J) all other rights relating to any or all of the foregoing;

                         (viii) Contracts;

                         (ix) credits, prepaid expenses, deposits and retentions held by third parties;

                         (x) claims, causes of action, choses in action, rights under express or implied warranties, guarantees, indemnities and similar rights, rights of recovery, rights of set-off, rights of subrogation and all other rights of any kind;

                         (xi) Licenses; and

                         (xii) goodwill and going concern value.

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                  "Assigning Party" shall have the meaning ascribed thereto in
Section 3.10.

                  "Assumed Rockwell Liabilities" means Liabilities of the Automotive Group as of the Time of Distribution which do not constitute Automotive Liabilities and which relate to or arise in connection with any business of Rockwell and the Rockwell Subsidiaries other than the Automotive Business.

                  "Automotive" shall have the meaning ascribed thereto in the preamble.

                  "Automotive Assets" means, collectively, all Assets (other than Rockwell Retained Assets) which immediately prior to the Time of Distribution are owned by Rockwell or any of its Subsidiaries (including, without limitation, members of the Automotive Group) and which are used primarily in or relate primarily to the Automotive Business, as the same shall exist as of such time, including, without limitation, all assets reflected in the Automotive Balance Sheet, as such assets may have been added to or sold or otherwise changed since the date thereof. Anything contained herein to the contrary notwithstanding, Rockwell Retained Assets shall not be included in Automotive Assets.

                  "Automotive Balance Sheet" means the balance sheet of the Automotive Business as of [March 31, 1997] contained in the Form 10.

                  "Automotive Board" means the Board of Directors of Automotive.

                  "Automotive Business" means (i) the business engaged in at all times prior to the Time of Distribution by the Pre-Distribution Group of researching, developing, designing, manufacturing, selling, distributing, installing, modifying, repairing, servicing and supporting drivetrain systems and components for heavy-duty and medium-duty trucks, trailers, buses, coaches, off-highway equipment, specialty vehicles and military vehicles (including, without limitation, axles, brakes, braking systems, transmissions, suspension systems, clutches, drivelines and Tripmaster(R) vehicle on-board computers),
(ii) the business engaged in at all times prior to the Time of Distribution by the Pre-Distribution Group of researching, developing, designing, manufacturing, selling, distributing, installing, modifying, repairing, servicing and supporting systems and components for passenger cars, light-, medium and heavy-duty trucks and sport utility vehicles, including, without limitation, roof, door, access control and seat adjusting systems, suspension products and steel wheels, (iii) Former Businesses managed or operated with any of the foregoing or operationally or otherwise related to any of the foregoing, including, without limitation, the Former Businesses listed on Schedule 1.1(a) and (iv) activities related to any of the foregoing. Notwithstanding anything to the contrary contained herein, the Automotive Business shall not include the business previously and/or currently engaged in by the Pre-Distribution Group of researching, developing, designing, manufacturing, selling, distributing, installing, modifying, repairing, servicing and supporting automobile global positioning systems and activities related thereto.

                  "Automotive Common Stock" means, collectively, the Common Stock, par value $1.00 per share, of Automotive and the related Rights.

                  "Automotive Financial Instruments" means all credit facilities, guaranties, foreign currency forward exchange contracts, comfort letters, letters of credit and similar instruments related to the Automotive Business under which any member of the Rockwell Group has any primary, secondary, contingent, joint, several or other Liability (other than Shared Agreements), including, without limitation, those set forth on Schedule 1.1(b).

                  "Automotive Group" means Automotive and the Automotive Subsidiaries.

                  "Automotive Indemnitees" means Automotive, each Affiliate of Automotive, including the Automotive Subsidiaries, each of their respective Representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

                  "Automotive Liabilities" means all of (i) the Liabilities of any member of the Automotive Group under any Transaction Agreement to which it is or becomes a party and (ii) the Liabilities based upon, arising out of, relating to or otherwise in connection with the

Automotive Assets or the Automotive Business, whether based upon, arising out of, relating to or otherwise in connection with events, actions, occurrences, omissions, circumstances or conditions occurring, existing or asserted before, at or after the Time of Distribution, including, without limitation: (A) all Liabilities reflected (or of the type reflected) on the Automotive Balance Sheet or described (or of the type described) in the notes thereto (as such Liabilities may have been reduced or added to or otherwise changed since the date thereof), (B) all Liabilities in respect of checks outstanding as of the Time of Distribution relating to the Automotive Business, (C) all Liabilities in respect of workers' compensation, automobile, general liability, products liability and other claims and matters relating to the Automotive Business, (D) except for those Liabilities expressly assumed by the Rockwell Group pursuant to the Employee Matters Agreement, all Liabilities in respect of employee welfare and fringe benefits relating to the Automotive Business (including claims for medical and disability benefits), (E) all Liabilities for environmental matters based upon, arising out of, relating to or otherwise in connection with the Automotive Business, including, without limitation, Liabilities in respect of any facility to the extent relating to the Automotive Business presently or formerly owned or operated by any member of the Pre-Distribution Group and (F) all Liabilities based upon, arising out of, relating to or otherwise in connection with Contracts related to the Automotive Business, including, without limitation, Liabilities to make payments or otherwise in connection with the termination thereof as a result of the transactions contemplated hereby or otherwise.

                  "Automotive Subsidiary" means each Person listed on Schedule 1.1(c) which is a direct or indirect Subsidiary of Automotive as of the Time of Distribution.

                  "BNA" means Boeing North American, Inc., a Delaware corporation formerly named Rockwell International Corporation.

                  "Boeing Post-Closing Covenants Agreement" means the Post-Closing Covenants Agreement dated as of December 6, 1996 among BNA, The Boeing Company, Boeing NA, Inc. and Rockwell.

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
                  "By-Laws" means Automotive's by-laws substantially in the form attached hereto as Schedule 1.1(d).

                  "Certificate of Incorporation" means Automotive's certificate of incorporation substantially in the form attached hereto as Schedule 1.1(e).

                  "Claims Administration" means the processing of claims made under the Policies, including the reporting of claims to the insurance carrier, management and defense of claims, and providing for appropriate releases upon settlement of claims.

                  "Claims Made Policies" shall have the meaning ascribed thereto in Section 3.08(a).

                  "Code" means the Internal Revenue Code of 1986, as amended, or any successor legislation.

                  "Commission" means the Securities and Exchange Commission.

                  "Consents" means consents, waivers, approvals, allowances, novations, authorizations, filings, registrations and notifications.

                  "Contracts" means agreements, leases, contracts, memoranda of understanding, letters of intent, sales orders, purchase orders, open bids and other commitments and all rights therein and Liabilities thereunder, including, in each case, all amendments, modifications and supplements thereto and waivers and consents thereunder.

                  "Conveyance and Assumption Instruments" means, collectively, the various agreements, deeds, bills of sale, stock powers, certificates of title, instruments of conveyance and assignment, instruments of assumption and other instruments and documents to be entered into to effect the transfer of Assets and Subsidiaries and the assumption of Liabilities contemplated by the transactions described in Section 3.01.

                  "Distribution" means the distribution, on the basis provided for in Section 2.01, to holders of Rockwell Common Stock of the shares of Automotive Common Stock owned by Rockwell on the Distribution Date.

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
                  "Distribution Agent" means the distribution agent selected by Rockwell to distribute the Automotive Common Stock in connection with the Distribution.

                  "Distribution Date" means the date determined by the Rockwell Board as the date as of which the Distribution will be effected.

                  "Employee Matters Agreement" means the Employee Matters Agreement between Rockwell and Automotive, substantially in the form attached hereto as Annex A.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Form 10" means the registration statement on Form 10 filed by Automotive with the Commission to effect the registration of the Automotive Common Stock pursuant to the Exchange Act, including all amendments thereto filed by Automotive with the Commission prior to the Time of Distribution.

                  "Former Business" means any corporation, division, business unit, business, assets, plants, product line, operations or contract (including any assets and liabilities comprising the same) that has been sold, conveyed, assigned, transferred or otherwise disposed of or divested (in whole or in part) by any member of the Pre-Distribution Group or the operations or production of which has been discontinued, completed or otherwise terminated (in whole or in part) by any member of the Pre-Distribution Group.

                  "Governmental Entity" means any government or any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or agency, Federal, state, local, domestic, foreign or international.

                  "Group" means the Rockwell Group or the Automotive Group.

                  "Indemnifiable Losses" means, subject to Section 4.04, any and all losses, Liabilities, claims, damages, deficiencies, obligations, fines, payments, Taxes, Liens, costs and expenses, matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown, whenever arising and whether or not resulting from Third Party Claims (including, without limitation, the costs and expenses of any and all Actions; all amounts paid in connection with any demands, assessments, judgments, settlements and compromises relating thereto; interest and penalties recovered by a third party with respect thereto; out-of-pocket expenses and reasonable attorneys', accountants' and other experts' fees and expenses reasonably incurred in investigating, preparing or defending against any such Actions or in asserting, preserving or enforcing an Indemnitee's rights hereunder; and any losses that may result from the granting of injunctive relief as a result of any such Actions).

                  "Indemnifying Party" shall have the meaning ascribed thereto in Section 4.04(a).

                  "Indemnitee" means any of the Rockwell Indemnitees or the Automotive Indemnitees who or which may seek indemnification under this Agreement.

                  "Indemnity Reduction Amounts" shall have the meaning ascribed thereto in Section 4.04(a).

                  "Information" means all records, books, contracts, instruments, computer data and other data and information (in each case, in whatever form or medium, including, without limitation, electronic media).

                  "Information Statement" means the information statement with respect to Automotive sent to the holders of Rockwell Common Stock in connection with the Distribution.

                  "Insurance Proceeds" means monies (a) received by an insured from an insurance carrier, (b) paid by an insurance carrier on behalf of an insured or (c) received from any third party in the nature of insurance, contribution or indemnification in respect of any Liability.

                  "IRS" means the Internal Revenue Service.

                  "Liabilities" means any and all claims, debts, liabilities, commitments and obligations of whatever nature, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any contract or tort, whether based on negligence, strict liability or otherwise) and whether or not the same would be required by generally accepted accounting principles to be reflected in financial statements or disclosed in the notes thereto, including, without limitation, all costs and expenses relating thereto and those claims, debts, liabilities, commitments and obligations arising under any law, rule, regulation, Action, order or consent decree of any Governmental Entity or any award of any arbitrator of any kind, and those arising under any Contract.

                  "Licenses" means licenses, permits, authorizations, consents, certificates, registrations, variances, franchises and other approvals from any Governmental Entity, including, without limitation, those relating to environmental matters.

                  "Lien" means any lien, security interest, pledge, mortgage, charge, restriction, claim, retention of title agreement or other encumbrance of whatever nature.

                  "No-action Letter" means a letter from the staff of the Commission indicating, among other things, that the Division of Corporation Finance will not recommend enforcement action to the Commission if the Distribution is effected without registration of the Automotive Common Stock under the Securities Act of 1933, as amended.

                  "NYSE" means the New York Stock Exchange, Inc.

                  "Occurrence Basis Policies" shall have the meaning ascribed thereto in Section 3.08(a).

                  "Ordinary Course Intercompany Arrangements" shall have the meaning ascribed thereto in Section 3.03(c)(ii).

                  "Person" means any individual, partnership, joint venture, corporation, limited liability entity, trust, unincorporated organization or other entity (including a Governmental Entity).

                  "Policies" means all insurance policies and insurance contracts of any kind of the Pre-Distribution

Group which include Automotive, the Automotive Subsidiaries and/or the Automotive Business within the definition of the named insured and which was or is in effect at any time at or prior to the Time of Distribution, including, without limitation, primary, excess and umbrella policies, commercial general liability policies, fiduciary liability, product liability, automobile, aircraft, property and casualty, directors and officers liability, workers' compensation and employee dishonesty insurance policies, bonds and captive insurance company arrangements, together with all rights, benefits and privileges thereunder. Notwithstanding the above, Policies will not include insurance policies of joint ventures of the Automotive Business with respect to which Rockwell is not a named insured or Rockwell's political risk insurance policy with National Union covering the Automotive Business' Ege Fren Sanayii ve Ticaret A.S. joint venture in Turkey.

                  "Pre-Distribution Group" means (i) each of Rockwell, Subsidiaries of Rockwell existing immediately prior to the Time of Distribution (including members of the Automotive Group) and former Subsidiaries of Rockwell,
(ii) each of the predecessors of each of the foregoing (including, without limitation, BNA) and (iii) each of the present and former Subsidiaries and other Affiliates of each of the foregoing and their predecessors.

                  "Privileged Information" means, with respect to either Group, Information regarding a member of such Group, or any of its operations, employees, assets or Liabilities (whether in documents or stored in any other form or known to its employees or agents) that is or may be protected from disclosure pursuant to the attorney-client privilege, the work product doctrine or other applicable privileges, that a member of the other Group may come into possession of or obtain access to pursuant to this Agreement or otherwise.

                  "Recipient Party" shall have the meaning ascribed thereto in
Section 3.10.

                  "Record Date" means the close of business on the date determined by the Rockwell Board as the record date for the Distribution.

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
                  "Representative" means, with respect to any Person, any of such Person's directors, officers, employees, agents, consultants, advisors, accountants, attorneys and representatives.

                  "Rights" means the Rights to be issued pursuant to the Rights Plan.

                  "Rights Plan" means the rights agreement entered into on or prior to the Distribution Date between Automotive and First Chicago Trust Company of New York, as rights agent, substantially in the form filed as an exhibit to the Form 10.

                  "Rockwell" shall have the meaning ascribed thereto in the preamble.

                  "Rockwell Assets" means, collectively, all Assets which immediately prior to the Time of Distribution are owned by Rockwell or any of its Subsidiaries (including, without limitation, members of the Automotive Group), other than the Automotive Assets. Anything contained herein to the contrary notwithstanding, Rockwell Retained Assets shall be included in Rockwell Assets.

                  "Rockwell Board" means the Board of Directors of Rockwell or a duly authorized committee thereof.

                  "Rockwell Common Stock" means the Common Stock, par value $1.00 per share, of Rockwell.

                  "Rockwell Group" means Rockwell and its Affiliates, whether now or hereafter existing, other than members of the Automotive Group.

                  "Rockwell Indemnitees" means Rockwell, each Affiliate of Rockwell, including the Rockwell Subsidiaries, each of their respective Representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

                  "Rockwell Retained Assets" means the following:

                         (i) all cash, cash on hand, cash in transit, cash equivalents, funds, certificates of deposit, similar instruments and short-term investments held by Rockwell and its Subsidiaries and Affiliates

         (other than members of the Automotive Group and joint ventures of the Automotive Business) at the Time of Distribution;

                         (ii) all bank accounts of Rockwell and its Subsidiaries and Affiliates (including members of the Automotive Group) and cash contained therein, other than those listed in Schedule 3.4;

                         (iii) all Policies and all rights therein and related thereto, other than the benefits of Occurrence Basis Policies and Claims Made Policies to the extent described in Section 3.08(a);

                         (iv) all rights in and use of the names, trademarks, trade names and service marks "Rockwell" and "Rockwell International" and all corporate symbols and logos related thereto and all names, trademarks, trade names and service marks which include the words "Rockwell" or "Rockwell International" or any derivative thereof (other than as provided for in Section 3.09);

                         (v) all assets with respect to pension plans of Rockwell and its Subsidiaries (including members of the Automotive Group), other than as provided for in the Employee Matters Agreement;

                         (vi) all Shared Agreements (subject to the provisions of Section 3.02(c));

                         (vii) all assets that are used by Rockwell and its Subsidiaries and Affiliates in providing corporate, insurance and administrative services to Subsidiaries, divisions or operating units of the Rockwell Group not included in the Automotive Business (whether or not the same or similar services are provided to the Automotive Business);

                         (viii) all refunds of Taxes, or recoveries of Taxes from customers or other parties required by contract or otherwise to indemnify Rockwell or its Subsidiaries or other Affiliates (including members of the Automotive Group) for Taxes, attributable to payments of Taxes made prior to the Time of Distribution, whether or not any refund claims have been filed prior to the Time of Distribution; and

                         (ix) all rights, causes of action and claims arising out of any asset described in clauses (i) through (viii) above.

                  "Rockwell Subsidiary" means any Subsidiary of Rockwell other than Automotive or any Automotive Subsidiary.

                  "Shared Agreements" means all credit facilities, guaranties, foreign currency forward exchange contracts, comfort letters, letters of credit and similar instruments, bonds, indemnities, assurances and Contracts under which Rockwell or any Rockwell Subsidiary has any primary, secondary, contingent, joint, several or other Liability arising out of or relating to the Automotive Business, as well as other businesses of Rockwell or any Rockwell Subsidiary (other than the Automotive Business), which by their terms will be outstanding or in effect as of or at any time following the Time of Distribution, including, without limitation, those set forth in Schedule 1.1(f).

                  "Subsidiary" means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which such Person or any Subsidiaries of such Person controls or owns, directly or indirectly, more than 50% of the stock or other equity interest, or more than 50% of the voting power entitled to vote on the election of members to the board of directors or similar governing body; provided, however, that for purposes of this Agreement neither Automotive nor any Automotive Subsidiary shall be deemed to be a Rockwell Subsidiary (as defined herein).

                  "Tax" shall have the meaning ascribed thereto in the Tax Allocation Agreement.

                  "Tax Allocation Agreement" means the Tax Allocation Agreement between Rockwell and Automotive, substantially in the form attached hereto as Annex B.

                  "Tax Ruling" means a private letter ruling issued by the IRS in form and substance satisfactory to Rockwell (in its sole discretion) indicating that the Distribution will qualify as a tax-free spin-off to the shareowners of Rockwell for federal income tax purposes under Section 368(a)(1)(D) of the Code.

                  "Third Party Claim" shall have the meaning ascribed thereto in
Section 4.05(a).

                  "Time of Distribution" means the close of business on the Distribution Date.

                  "Transaction Agreements" means, collectively, this Agreement and each Ancillary Agreement.

                  "Transition Agreement" means a transition services agreement between Rockwell and Automotive which will be entered into on or prior to the Distribution Date and will provide for various service and other relationships between Rockwell and Automotive following the Distribution Date.



                                   ARTICLE II

                                THE DISTRIBUTION

                  Section 2.01 The Distribution.

                  (a) Subject to Section 2.04, on or prior to the Distribution Date, Rockwell will deliver to the Distribution Agent, for the benefit of holders of record of Rockwell Common Stock as of the Record Date, a certificate or certificates, endorsed by Rockwell in blank, representing, in the aggregate (and rounded down to the nearest whole share), a number of shares of Automotive Common Stock equal to the number of shares of Rockwell Common Stock issued and outstanding as of the Record Date (excluding treasury shares held by Rockwell) divided by three, and Rockwell will instruct the Distribution Agent to make book-entry credits on the Distribution Date or as soon thereafter as practicable for each holder of record of Rockwell Common Stock as of the Record Date or the designated transferee or transferees of such holder for, or to distribute on the Distribution Date or as soon thereafter as practicable to each such holder of record or designated transferee or transferees a certificate or certificates representing, one share of Automotive Common Stock for every three shares of Rockwell Common Stock so held. The Distribution will be effective as of the Time of Distribution.

                  (b) Rockwell and Automotive will each provide to the Distribution Agent all information (including information necessary to make appropriate book-entry credits) and share certificates, in each case, as may be required in order to complete the Distribution on the basis of one share of Automotive Common Stock for every three shares of Rockwell Common Stock outstanding as of the Record Date.

                  Section 2.02 Fractional Shares. Anything contained herein to the contrary notwithstanding, no fractional shares of Automotive Common Stock will be distributed to holders of Rockwell Common Stock in the Distribution. Holders that are otherwise entitled to receive less than one whole share of Automotive Common Stock in the Distribution will receive cash in lieu of such fractional share as contemplated hereby. As soon as practicable after the Distribution Date, Rockwell will direct the Distribution Agent to determine in accordance with its customary practice the number of fractional shares of Automotive Common Stock otherwise allocable to holders of record or beneficial owners of Rockwell Common Stock as of the Record Date, to aggregate all such fractional shares and sell as soon as practicable the whole shares obtained by aggregating such fractional shares either in open market transactions or otherwise, in each case at then prevailing trading prices, and to cause to be distributed to each such holder or for the benefit of each such beneficial owner, in lieu of any fractional share, such holder's or owner's ratable share of the proceeds of such sale, after making appropriate deductions of the amount required to be withheld for federal income tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale. Rockwell will direct the Distribution Agent to seek to aggregate the shares of Rockwell Common Stock that may be held by any such beneficial owner thereof through more than one account in determining the fractional share allocable to such beneficial owner.

                  Section 2.03 Cooperation Prior to the Distribution. Prior to the Distribution:

                  (a) Rockwell and Automotive will prepare, and Rockwell will mail, promptly after effectiveness of the Form 10, to the holders of Rockwell Common Stock, the Information Statement, which will set forth appropriate disclosure concerning Automotive, the Distribution and such other matters as Rockwell and Automotive may determine. Rockwell and Automotive will prepare, and Automotive will file with the Commission, the Form 10, which will include or incorporate by reference the Information Statement. Automotive will use its reasonable best efforts to cause the Form 10 to become effective under the Exchange Act as soon as practicable following the filing thereof.

                  (b) Rockwell and Automotive will cooperate in preparing, filing with the Commission and causing to become effective any registration statements or amendments thereof which are required to reflect the establishment of, or amendments to, any employee benefit and other plans contemplated by the Employee Matters Agreement.

                  (c) Rockwell and Automotive will take all such action as may be necessary or appropriate under the securities or "blue sky" laws of the states or other political subdivisions of the United States and the securities laws of any applicable foreign countries or other political subdivisions thereof in connection with the transactions contemplated by this Agreement.

                  (d) Rockwell and Automotive will cause to be prepared, and Automotive will file and use its reasonable best efforts to have approved, an application for the listing on the NYSE of the Automotive Common Stock to be distributed in the Distribution.

                  Section 2.04 Rockwell Board Action; Conditions to the Distribution. The Rockwell Board will in its discretion establish the Record Date and the Distribution Date and all appropriate procedures in connection with the Distribution, but in no event will the Distribution occur prior to such time as each of the following conditions shall have been satisfied or shall have been waived by the Rockwell Board in accordance with Section 2.05:

                  (a) Rockwell shall have received the Tax Ruling and the Tax Ruling shall be in full force and effect and shall not have been modified or amended in any respect adversely affecting the tax consequences set forth therein;

                  (b) the Rockwell Board shall have given final approval of the Distribution;

                  (c) all material Consents which are required to effect the Distribution shall have been obtained and shall be in full force and effect;

                  (d) the Form 10 shall have been declared effective by the Commission;

                  (e) the Certificate of Incorporation, the By-Laws and the Rights Plan shall each have been adopted and be in effect;

                  (f) the Automotive Common Stock shall have been approved for listing upon notice of issuance on the NYSE;

                  (g) the transactions contemplated by Section 3.01 and Section
3.02 shall have been consummated in all material respects;

                  (h) Rockwell and Automotive shall have entered into each of the Ancillary Agreements and each such agreement shall be in full force and effect;

                  (i) the No-action Letter shall have been issued and shall be in full force and effect;

                  (j) no order, injunction or decree issued by any court of competent jurisdiction or other legal restraint or prohibition preventing consummation of the Distribution shall be in effect; and

                  (k) no suit, action or proceeding by or before any court of competent jurisdiction or other Governmental Entity shall have been commenced and be pending to restrain or challenge the Distribution, and no inquiry shall have been received that in the reasonable judgment of the Rockwell Board may lead to such a suit, action or proceeding;

provided that the satisfaction of such conditions will not create any obligation on the part of Rockwell to effect or seek to effect the Distribution or in any way limit Rockwell's right to terminate this Agreement set forth in Section 6.13 or alter the consequences of any such termination from those specified in such Section.

                  Section 2.05 Waiver of Conditions. Any or all of the conditions set forth in Section 2.04 may be waived, in whole or in part, in the sole discretion of the Rockwell Board; provided, however, that the condition set forth in paragraph (a) of Section 2.04 will not be waived unless the Rockwell Board determines in its sole discretion, based on an opinion of nationally recognized tax counsel, that the Distribution will qualify as a tax-free spin-off to the Rockwell's U.S. shareowners for federal income tax purposes under Section 368(a)(1)(D) of the Code.

                  Section 2.06 Disclosure. If at any time after the date hereof either of the parties shall become aware of any circumstances that will or may prevent any or all of the conditions contained in Section 2.04 from being satisfied it will promptly give to the other party written notice of those circumstances.



                                   ARTICLE III

                    TRANSACTIONS RELATING TO THE DISTRIBUTION

                  Section 3.01 Intercorporate Reorganization.

                  (a) Prior to the Distribution Date, Rockwell and Automotive will take all actions necessary to increase the outstanding shares of Automotive Common Stock so that, immediately prior to the Distribution, Rockwell will hold a number of shares of Automotive Common Stock (rounded down to the nearest whole share) equal to the number of shares of Rockwell Common Stock issued and outstanding as of the Record Date (excluding treasury shares held by Rockwell) divided by three.

                  (b) Subject to Section 3.10, prior to the Time of Distribution, Rockwell and Automotive will take, or cause to be taken, all actions necessary, including, without limitation, the actions specified in
Section 3.01(c), to:

                         (i) have Rockwell and each Rockwell Subsidiary assign and transfer, or cause to be assigned and transferred, to Automotive or an Automotive Subsidiary, as appropriate, any and all right, title and interest of Rockwell and each of the Rockwell Subsidiaries in the Automotive Subsidiaries;

                         (ii) have Rockwell and each Rockwell Subsidiary assign and transfer, or cause to be assigned and transferred, to Automotive or an Automotive Subsidiary, as appropriate, any and all right, title and interest of Rockwell and each of the Rockwell Subsidiaries in the Automotive Assets;

                         (iii) have Automotive and each Automotive Subsidiary assign and transfer, or cause to be assigned and transferred, to Rockwell or a Rockwell Subsidiary, as appropriate, any and all right, title and interest of Automotive and each of the Automotive Subsidiaries in all of their Assets (including, without limitation, all Rockwell Retained Assets) which do not constitute Automotive Assets;

                         (iv) have Rockwell and each Rockwell Subsidiary assign and transfer, or cause to be assigned and transferred, to Automotive or an Automotive Subsidiary, as appropriate, and have Automotive or an Automotive Subsidiary, as appropriate, unconditionally assume and undertake to pay, perform and discharge, in a timely manner and in accordance with the terms thereof, all of the Automotive Liabilities; and

                         (v) have Automotive and each Automotive Subsidiary assign and transfer, or cause to be assigned and transferred, to Rockwell or a Rockwell Subsidiary, as appropriate, and have Rockwell or a Rockwell Subsidiary, as appropriate, unconditionally assume and undertake to pay, perform and discharge, in a timely manner and in accordance with the terms thereof, all of the Assumed Rockwell Liabilities.

                  In the event that at any time or from time to time (whether prior to or after the Time of Distribution) any party (or any member of such party's respective Group) shall receive or otherwise possess any Asset that is allocated to any other Person pursuant to this Agreement or any Ancillary Agreement, such party will promptly transfer, or cause to be transferred, such Asset to the Person so entitled thereto. Prior to any such transfer, the Person receiving or possessing such Asset will hold such Asset in trust for the benefit of the Person entitled thereto (at the expense of the Person entitled thereto).

                  (c) Subject to Section 3.10, prior to the Time of Distribution, Rockwell and Automotive will take, or cause to be taken, the actions described on Schedule 3.1(c) in connection with United States and international operations of the Automotive Business.

                  (d) In connection with the transfers of Subsidiaries and Assets and the assumptions of Liabilities contemplated by subsections (b) and
(c) of this Section 3.01, Rockwell and Automotive will execute or cause to be executed by the appropriate entities the Conveyance and Assumption Instruments. The transfer of capital stock contemplated by such subsections will be effected by means of delivery of stock certificates duly endorsed or accompanied by duly executed stock powers and notation on the stock record books of the corporation or other legal entities involved and, to the extent required by applicable law, by notation on appropriate registries.

                  (e) Each of Rockwell (on behalf of itself and each member of the Rockwell Group) and Automotive (on behalf of itself and each member of the Automotive Group) understands and agrees that, except as expressly set forth in any Transaction Agreement, no party to any Transaction Agreement or any other agreement or document contemplated by any Transaction Agreement either has or is, in such agreement or otherwise, representing or warranting in any way as to the Assets, Subsidiaries, businesses or Liabilities retained, transferred or assumed as contemplated hereby or thereby, as to any consents or approvals required in connection with the transactions contemplated by the Transaction Agreements, as to the value or freedom from any Lien of, or any other matter concerning, any Assets or Subsidiaries of such party, or as to the absence of any defenses or rights of setoff or freedom from counterclaim with respect to any claim or other Assets or Subsidiaries of any party, or as to the legal sufficiency of any assignment, document or instrument delivered hereunder or thereunder to convey title to any Asset or Subsidiary or thing of value upon the execution, delivery and filing hereof or thereof. Except as may expressly be set forth in any Transaction Agreement, all Assets and Subsidiaries being transferred or retained as contemplated by any Transaction Agreement or any other agreement or document contemplated by any Transaction Agreement are being, transferred, or are being retained, on an "as is", "where is" basis (and, in the case of the transfer of any real property, by means of a quitclaim or similar form deed or conveyance) and the respective transferees shall bear the economic and legal risks that any conveyance shall prove to be insufficient or that the title to any Asset or Subsidiary shall be other than good and marketable and free and clear of any Lien.

                  (f) It is the intention of the parties that payments made by the parties to each other after the Time of Distribution pursuant to the Transaction Agreements are to be treated as relating back to the transactions occurring prior to the Time of Distribution pursuant to this Section 3.01 as an adjustment to the transfers of Assets, Subsidiaries and Liabilities contemplated by this Section 3.01, and Rockwell and Automotive will, and will cause their Subsidiaries to, take positions consistent with such intention with any Tax authority, unless with respect to any payment any party receives an opinion of counsel reasonably acceptable to the other party to the effect that there is no substantial authority for such a position.

                  Section 3.02 Rockwell Group Obligations Relating to the Automotive Business.

                  (a) Automotive will, at its expense, take or cause to be taken all actions and enter into (or cause its Subsidiaries to enter into) such agreements and arrangements as shall be necessary to effect the release of and substitution for each member of the Rockwell Group, effective as of the Time of Distribution, from all primary, secondary, contingent, joint, several and other Liabilities in respect of Automotive Financial Instruments (it being understood that all Liabilities in respect of Automotive Financial Instruments are Automotive Liabilities).

                  (b) Automotive will, at its expense, use its reasonable best efforts to take or cause to be taken all actions and to enter into (or cause its Subsidiaries to enter into) such agreements and arrangements as shall be necessary to effect the release of and substitution for each member of the Rockwell Group, effective as of the Time of Distribution, from all primary, contingent, secondary, joint, several and other Liabilities in respect of bonds, indemnities, assurances and Contracts (other than Automotive Financial Instruments, which are covered by paragraph (a) above, and Shared Agreements, which are covered by paragraph (c) below) under which any member of the Rockwell Group has any primary, contingent, secondary, joint, several or other Liability arising out of or relating to the Automotive Business which by their terms will be outstanding or in effect as of or at any time following the Time of Distribution; provided, however, that Automotive shall not be obligated to pay any consideration therefor to any third party (it being understood that all Liabilities in respect of such bonds, indemnities, assurances and Contracts are Automotive Liabilities).

                  (c) Automotive will, at its expense, use its reasonable best efforts to take or cause to be taken all actions and to enter into (or cause its Subsidiaries to enter into) such agreements and arrangements as shall be necessary to effect the release of and substitution for each member of the Rockwell Group, effective as of the Time of Distribution, from all primary, secondary, contingent, joint, several or other Liabilities arising out of or relating to the Automotive Business under Shared Agreements; provided, however, that Automotive shall not be obligated to pay any consideration therefor to any third party (it being understood that all Liabilities in respect of Shared Agreements arising out of or relating to the Automotive Business are Automotive Liabilities). No member of the Automotive Group will incur any Liabilities under any Shared Agreement or extend or otherwise amend any Shared Agreement after the Time of Distribution.

                  (d) Automotive's obligations under this Section 3.02 will continue to be applicable to all Automotive Financial Instruments, bonds, indemnities, assurances, Contracts and Shared Agreements identified at any time by Rockwell, whether before, or after the Time of Distribution.

                  Section 3.03 Intercompany Accounts and Arrangements.

                  (a) Elimination of Intercompany Accounts. The parties will take all action as may be necessary in order to settle or eliminate (whether through repayment, forgiveness, contributions to capital or otherwise) as of the Time of Distribution all intercompany receivables, payables and other balances between Automotive and the Automotive Subsidiaries, on the one hand, and Rockwell and the Rockwell Subsidiaries, on the other hand (after giving effect to the transactions contemplated by Section 3.01).

                  (b) Intercompany Agreements.

                         (i) Except as set forth in Section 3.03(b)(ii), in furtherance of the releases and other provisions of Section 4.01, Automotive, on behalf of itself and each other member of the Automotive Group, on the one hand, and Rockwell, on behalf of itself and each other member of the Rockwell Group, on the other hand, hereby terminate any and all agreements, arrangements, commitments or understandings in existence as of the Time of Distribution, whether or not in writing, between or among Automotive and/or any Automotive Subsidiary, on the one hand, and Rockwell and/or any Rockwell Subsidiary, on the other hand, effective as of the Time of Distribution. No such terminated agreement, arrangement, commitment or understanding (including any provision thereof which purports to survive termination) shall be of any further force or effect after the Time of Distribution.

                         (ii) The provisions of Section 3.03(b)(i) will not apply to any of the following agreements, arrangements, commitments or understandings (or to any of the provisions thereof): (A) the Transaction Agreements (and each other agreement, instrument or document expressly contemplated by any Transaction Agreement to be entered into by any of the parties hereto or any of the members of their respective Groups); (B) any agreements, arrangements, commitments or understandings listed or described on Schedule 3.3(b)(ii); (C) any agreements, arrangements, commitments or understandings to which any Person other than the parties hereto and their respective Affiliates is a party; (D) any other agreements, arrangements, commitments or understandings that any of the Transaction Agreements expressly contemplates will survive the Time of Distribution; and (E) any agreements, arrangements, commitments or understandings between

         Automotive or any Automotive Subsidiary, on the one hand, and Rockwell or any Rockwell Subsidiary, on the other hand, for the purchase or sale of goods or services of a type which the provider thereof provides to unaffiliated third parties in the ordinary course of business ("Ordinary Course Intercompany Arrangements"); provided, however, that in the event any such Ordinary Course Intercompany Arrangements do not, as of the Time of Distribution, contain commercially reasonable arm's-length terms of a type to which unaffiliated parties would reasonably agree or do not include terms which would normally appear in such arrangements between unaffiliated parties, Rockwell and Automotive will cause such Ordinary Course Intercompany Arrangements to be amended so that they will contain terms which are, as of the Time of Distribution, commercially reasonable arm's-length terms of a type to which unaffiliated parties would reasonably agree.

                  Section 3.04 Cash Management.

                  (a) Bank Accounts. Notwithstanding anything to the contrary contained in the Transaction Agreements, all bank accounts set forth on Schedule
3.4 will constitute Automotive Assets and all other bank accounts of Rockwell and its Subsidiaries (including members of the Automotive Group) will not constitute Automotive Assets.

                  (b) Cash Balances. The parties (i) estimate that cash in bank accounts set forth on Schedule 3.4 at the Time of Distribution and cash in transit, cash on hand, cash equivalents, funds, certificates of deposit, similar instruments and short-term investments held by members of the Automotive Group at the Time of Distribution will collectively total approximately $35,000,000 and (ii) contemplate that in order to satisfy certain obligations of the Automotive Group in connection with transactions preceding the Distribution, an additional amount equal to $60,000,000 will be deposited in a bank account of an Automotive Canadian Subsidiary at the Time of Distribution or invested in short-term investments of an Automotive Canadian Subsidiary at the Time of Distribution.

                  (c) Rockwell Customer Payments. Automotive will, and will cause its Subsidiaries and Affiliates to, forward promptly to Rockwell (for the account of Rockwell or its applicable Subsidiary) any customer payments in respect of accounts receivable owed to any member of the Rockwell Group received by Automotive or any of its Subsidiaries or Affiliates after the Time of Distribution, whether received in lock boxes, via wire transfer or otherwise. Such amounts will be forwarded by wire transfer in the case of customer payments received within thirty days after the Distribution Date and by check in the case of customer payments received thereafter.

                  (d) Automotive Customer Payments. Rockwell will, and will cause its Subsidiaries and Affiliates to, forward promptly to Automotive (for the account of Automotive or its applicable Subsidiary) any customer payments in respect of accounts receivable owed to any member of the Automotive Group received by Rockwell or any of its Subsidiaries or Affiliates after the Time of Distribution, whether received in lock boxes, via wire transfer or otherwise. Such amounts will be forwarded by wire transfer in the case of customer payments received within thirty days after the Distribution Date and by check in the case of customer payments received thereafter.

                  (e) Funding of Outstanding Checks.

                         (i) The following subsections of this Section 3.04(e) are intended to implement the parties' agreement that Automotive will be liable for payment of checks relating to the Automotive Business that are outstanding as of the Time of Distribution and Rockwell or a Rockwell Subsidiary will be liable for payment of checks relating to businesses of Rockwell and the Rockwell Subsidiaries other than the Automotive Business that are outstanding as of the Time of Distribution.

                         (ii) Automotive will fund all amounts in respect of checks that are outstanding as of the Time of Distribution and presented for payment after the Time of Distribution in disbursement or payroll accounts that are included in Automotive Assets. Within three business days after Automotive's request, Rockwell will reimburse Automotive (by wire transfer) for all such amounts funded by Automotive in respect of checks relating to businesses of

         Rockwell and the Rockwell Subsidiaries other than the Automotive Business that are outstanding as of the Time of Distribution and presented for payment after the Time of Distribution in disbursement or payroll accounts that are included in the Automotive Assets. No checks relating to any businesses of the Rockwell Group (as constituted after the Time of Distribution) will be issued on any accounts that constitute Automotive Assets after the Time of Distribution.

                         (iii) Rockwell or a Rockwell Subsidiary will fund all amounts in respect of checks that are outstanding as of the Time of Distribution and presented for payment after the Time of Distribution in its disbursement or payroll accounts that are not included in the Automotive Assets. Within three business days after Rockwell's request, Automotive will reimburse Rockwell (by wire transfer to Rockwell's bank account at Mellon Bank, N.A., Pittsburgh, Pennsylvania, account number 102-3474) for all such amounts funded by Rockwell or a Rockwell Subsidiary in respect of checks relating to the Automotive Business that are outstanding as of the Time of Distribution and presented for payment after the Time of Distribution in its disbursement or payroll accounts that are not included in the Automotive Assets. No checks relating to the Automotive Business will be issued on any accounts of Rockwell or any Rockwell Subsidiary that do not constitute Automotive Assets after the Time of Distribution (other than checks relating to payroll payments to the extent expressly permitted by the Transition Agreement).

         Section 3.05 The Automotive Board. Automotive and Rockwell will take all actions which may be required to elect or otherwise appoint as directors of Automotive, prior to the Time of Distribution, the persons named in the Form 10 to constitute the board of directors of Automotive at the Time of Distribution.

         Section 3.06 Resignations; Transfer of Stock Held as Nominee.

         (a) Rockwell will cause all of its employees and directors and all of the employees and directors of each other member of the Rockwell Group to resign, not later than the Time of Distribution, from all boards of directors or similar governing bodies of Automotive or any other member of the Automotive Group on which they serve, and from all positions as officers of Automotive or any other member of the Automotive Group in which they serve, except as otherwise specified on Schedule 3.6. Automotive will cause all of its employees and directors and all of the employees and directors of each other member of the Automotive Group to resign, not later than the Time of Distribution, from all boards of directors or similar governing bodies of Rockwell or any other member of the Rockwell Group on which they serve, and from all positions as officers of Rockwell or any other member of the Rockwell Group in which they serve, except as otherwise specified on Schedule 3.6.

         (b) Rockwell will cause each of its employees, and each of the employees of the other members of the Rockwell Group, who holds stock, or similar evidence of ownership, of any Automotive Group entity as nominee for such entity pursuant to the laws of the country in which such entity is located to transfer such stock, or similar evidence of ownership, to the Person so designated by Automotive to be such nominee as of and after the Time of Distribution. Automotive will cause each of its employees, and each of the employees of the other members of the Automotive Group, who holds stock, or similar evidence of ownership, of any Rockwell Group entity as nominee for such entity pursuant to the laws of the country in which such entity is located to transfer such stock, or similar evidence of ownership, to the Person so designated by Rockwell to be such nominee as of and after the Time of Distribution.

         (c) Rockwell will cause each of its employees and each of the employees of the other members of the Rockwell Group to revoke or withdraw their express written authority, if any, to act on behalf of any Automotive Group entity as an agent or representative therefor after the Time of Distribution. Automotive will cause each of its employees and each of the employees of the other members of the Automotive Group to revoke or withdraw their express written authority, if any, to act on behalf of any Rockwell Group entity as an agent or representative therefor after the Time of Distribution.

         Section 3.07 Automotive Certificate of Incorporation and By-Laws; Rights Plan. Prior to the

Time of Distribution, (a) the Automotive Board will (i) approve the Certificate of Incorporation and will cause the same to be filed with the Secretary of State of the State of Delaware and (ii) adopt the By-Laws, and (b) Rockwell, as sole stockholder of Automotive, will approve the Certificate of Incorporation. Prior to the Time of Distribution, the Automotive Board will adopt the Rights Plan and declare a dividend of the Rights so that each share of Automotive Common Stock issued and outstanding as of the Time of Distribution will initially have one Right attached thereto.

         Section 3.08  Insurance.

         (a) Coverage. Coverage of Automotive and the Automotive Subsidiaries under all Policies shall cease as of the Time of Distribution. From and after the Time of Distribution, Automotive and the Automotive Subsidiaries will be responsible for obtaining and maintaining all insurance coverages in their own right. All Policies will constitute Rockwell Retained Assets and will be retained by Rockwell and the Rockwell Subsidiaries (with Rockwell and the Rockwell Subsidiaries being the only named insureds thereunder), together with all rights, benefits and privileges thereunder (including, without limitation, the right to receive any and all return premiums with respect thereto). Automotive and the Automotive Subsidiaries will have no rights with respect to any Policies, except that (i) Automotive will have the right to assert claims (and Rockwell will use reasonable efforts to assist Automotive in asserting claims) for any loss, liability or damage with respect to Automotive Assets under Policies which are third-party "occurrence basis" policies ("Occurrence Basis Policies") arising out of insured incidents occurring from the date coverage thereunder first commenced until the Time of Distribution to the extent that the terms and conditions of any such Occurrence Basis Policies and agreements relating thereto so allow and (ii) Automotive will have the right to continue to prosecute claims properly asserted with the insurance carrier prior to the Time of Distribution (and Rockwell will use reasonable efforts to assist Automotive in connection therewith) under Policies which are third-party Policies written on a "claims made" basis ("Claims Made Policies") arising out of insured incidents occurring from the date coverage thereunder first commenced until the Time of Distribution to the extent that the terms and conditions of any such Claims Made Policies and agreements relating thereto so allow, provided that, in the case of both clauses
(i) and (ii) above, (A) all of Rockwell's and each Rockwell Subsidiary's reasonable costs and expenses incurred in connection with the foregoing are promptly paid by Automotive, (B) Rockwell and the Rockwell Subsidiaries may, at any time, without liability or obligation to Automotive or any Automotive Subsidiary (other than as set forth in Section 3.08(b)), amend, commute, terminate, buy-out, extinguish liability under or otherwise modify any Occurrence Basis Policies or Claims Made Policies (and such claims shall be subject to any such amendments, commutations, terminations, buy-outs, extinguishments and modifications), (C) such claims will be subject to (and recovery thereon will be reduced by the amount of) any applicable deductibles, retentions, self-insurance provisions or any payment or reimbursement obligations of Rockwell, any Rockwell Subsidiary or any Affiliate of Rockwell or any Rockwell Subsidiary in respect thereof and (D) such claims will be subject to exhaustion of aggregate limits. Rockwell's obligation to use reasonable efforts to assist Automotive in asserting claims under Occurrence Basis Policies will include using reasonable efforts in assisting Automotive to establish its right to coverage under Occurrence Basis Policies (so long as all of Rockwell's costs and expenses in connection therewith are promptly paid by Automotive). None of Rockwell or the Rockwell Subsidiaries will bear any Liability for the failure of an insurance carrier to pay any claim under any Occurrence Basis Policy or Claims Made Policy. It is understood that any Claims Made Policies will not provide any coverage to Automotive and the Automotive Subsidiaries for incidents occurring prior to the Time of Distribution but which are asserted with the insurance carrier after the Time of Distribution.

                     (b) Rockwell Actions. In the event that Rockwell or any Rockwell Subsidiary proposes to amend, commute, terminate, buy-out, extinguish liability under or otherwise modify any Occurrence Basis Policies or Claims Made Policies under which Automotive has rights to assert claims pursuant to Section 3.08(a), (i) Rockwell will give Automotive prior notice thereof and consult with Automotive with respect to such action (it being understood that the decision to take any such action will be in the sole discretion of Rockwell) and (ii) Rockwell will pay to Automotive its equitable share (based on the amount of premiums paid by or allocated to the Automotive Business in respect of the applicable Policy) of any net proceeds actually received by Rockwell from the insurance carrier of the applicable Policy as a result of such action by Rockwell (after deducting Rockwell's reasonable costs and expenses incurred in connection with such action).

                     (c) Administration. From and after the Time of
Distribution:

                                (i) Rockwell will be responsible for the Claims
               Administration with respect to claims of Rockwell and the Rockwell Subsidiaries under Occurrence Basis Policies and Claims Made Policies; and

                                (ii) Automotive or an Automotive Subsidiary, as
               appropriate, will be responsible for the Claims Administration with respect to the claims of Automotive and the Automotive Subsidiaries under Occurrence Basis Policies and Claims Made Policies.

                     (d) Insurance Premiums. Rockwell will pay all premiums (retrospectively-rated or otherwise) as required under the terms and conditions of the respective Policies in respect of periods prior to the Time of Distribution, whereupon Automotive will upon receipt of evidence thereof, forthwith reimburse Rockwell for that portion of such premiums paid by Rockwell as are attributable to the Automotive Business.

                     (e) Agreement for Waiver of Conflict and Shared Defense. In the event that an Occurrence Basis Policy or Claims Made Policy provides coverage for both Rockwell or a Rockwell Subsidiary, on the one hand, and Automotive or a Automotive Subsidiary, on the other hand, relating to the same occurrence, Rockwell and Automotive agree to defend jointly and to waive any conflict of interest necessary to the conduct of that joint defense. Nothing in this Section 3.08(d) will be construed to limit or otherwise alter in any way the indemnity obligations of the parties to this Agreement, including those created by this Agreement, by operation of law or otherwise.


                     (f) Directors' and Officers' Insurance. Rockwell will use its reasonable best efforts to cause the persons currently serving as directors and/or officers of Rockwell or any Subsidiary of Rockwell who will become effective as of the Time of Distribution directors and/or officers of Automotive or any Automotive Subsidiary to be covered for a period of six years from the Time of Distribution with respect to claims arising from facts or events which occurred prior to the Time of Distribution by the directors' and officers' liability insurance policies maintained by Rockwell during such six-year period following the Time of Distribution for all persons who served as directors and/or officers of Rockwell or any Rockwell Subsidiary prior to the Time of Distribution with respect to claims arising from facts or events which occurred prior to the Time of Distribution.

                   Section 3.09 Use of Names, Trademarks, etc.

                   (a) From and after the Time of Distribution, Rockwell will have all rights in and use of the names "Rockwell" and "Rockwell International" and all derivatives thereof. Prior to or promptly after the Time of Distribution (but in no event later than 90 days after the Distribution Date in the case of United States Persons and 180 days after the Distribution Date in the case of non-United States Persons), Automotive will change the name of any Subsidiary or other Person under its control to eliminate therefrom the names "Rockwell" and "Rockwell International" and all derivatives thereof.

                   (b) From and after the Time of Distribution, except as permitted in this Section 3.09(b), the Automotive Group will not use or have any rights to the names "Rockwell" or "Rockwell International" or any derivatives thereof or any other trademark, trade name, service mark or logo of the Rockwell Group not constituting Automotive Assets, including, without limitation, the trademarks, trade names and service marks "Rockwell" and "Rockwell International", or any corporate symbol or logo related thereto or to any thereof or any name or mark which includes the words "Rockwell" or "Rockwell International" or any derivative thereof or name or mark confusingly similar thereto, or any special script, type font, form, style, logo, design, device, trade dress or symbol used or possessed by the Rockwell Group before or after the Time of Distribution which contains the trademark, trade name or service mark "Rockwell" or "Rockwell International" or any derivative thereof or any name or mark confusingly similar thereto and the Automotive Group will not hold itself out as having any affiliation with the Rockwell Group. However,

Automotive may, and may permit the other members of the Automotive Group to, utilize without obligation to pay royalties to Rockwell the trademarks or trade names "Rockwell" or "Rockwell International" or any corporate symbol or logo related thereto or any thereof in connection with stationery, supplies, labels, catalogs, vehicles and signs constituting Automotive Assets, and products of the Automotive Business, after the Distribution Date, subject to the terms and conditions of this Section 3.09(b):

                     (i) All documents constituting Automotive Assets as of the
               Time of Distribution within the following categories may be used for the duration of the periods following the Distribution Date indicated below or until the supply is exhausted, whichever is the first to occur:



                                                                                Maximum Period
                                                                               of Permitted Use
                                                                                Following the
                                   Category of Documents                      Distribution Date
                                   ---------------------                      -----------------
                A.         Stationery                                               6 months

                B.         Invoices, purchase orders, debit and credit
                           memos and other similar documents of a
                           transactional nature                                     6 months

                C.         Business cards                                           6 months

                D.         Other outside forms such as packing lists, labels,
                           packing materials and cartons, etc.                     12 months

                E.         Forms for internal use only                             12 months

                F.         Product literature                                      12 months;


               provided, however, that no document within any of the above categories A, B or F may be used by the Automotive Group for any purpose within the stated period unless such document clearly and prominently displays a statement, the form of which is approved by Rockwell, to the effect that the Automotive Group was formerly affiliated with Rockwell.

                             (ii) All documents of the Automotive Business of
               the type described in paragraph (i) above and displays and signs of the type described in paragraph (iv) below may, for a period of 10 years after the Distribution Date, contain a statement, the form of which is approved by Rockwell, to the effect that the Automotive Group was formerly affiliated with Rockwell.

                             (iii) All vehicles constituting Automotive
               Assets as of the Time of Distribution may continue to be used without re-marking (except as to legally required permit numbers, license numbers, etc.) for a period not to exceed twelve months following the Distribution Date or the date of disposition of the vehicle, whichever is the first to occur. Automotive will cause all markings on such vehicles to be removed or permanently obscured prior to disposition of such vehicles.

                             (iv) Within six months following the
               Distribution Date, Automotive will cause to be removed from display at all facilities constituting Automotive Assets as of the Time of Distribution all demountable displays which contain the trademarks or trade names "Rockwell" or "Rockwell International" or any corporate symbol related thereto or any trademark, trade name or corporate symbol not constituting Automotive Assets and Automotive will remove, or will cause the removal of, all signs displaying any such trademark, trade name or corporate symbol at all such facilities (A) located in the United States, no later than six months following the Distribution Date and (B) located outside the United States, no later than twelve months following the Distribution Date.

                             (v) Products of the Automotive Business may have
               applied thereto the trademarks or trade names "Rockwell" or "Rockwell International" after the Distribution Date in the same manner and to the same extent as applied at the Time of Distribution.

                             (c) From and after the Distribution Date, the
Rockwell Group will not hold itself out as having an affiliation with the Automotive Group. However, the Rockwell Group will have rights to use trademarks or trade names or corporate symbols related thereto or any thereof constituting Automotive Assets in connection with stationery, supplies, labels, catalogs, vehicles, signs and finished goods inventory not constituting Automotive Assets as of the Time of Distribution on the same terms and subject to the same conditions as are set forth in Section 3.09(b).

                         Section 3.10 Consents. Prior to and after the
Distribution Date, Rockwell and Automotive will, and will cause their respective Subsidiaries to, use their reasonable best efforts (as requested by the other party) to obtain, or to cause to be obtained, all Consents and to resolve all impracticalities of assignments or transfers necessary for the transfer of all Assets, Subsidiaries and Liabilities contemplated to be transferred pursuant to this Article III; provided, however, that none of Rockwell or Automotive or their respective Subsidiaries shall be obligated to pay any consideration or offer or grant any financial accommodation in connection therewith. Anything contained herein to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contract, License or Asset if an assignment or attempted assignment of the same without the Consent of the other party or parties thereto or other required Consent would constitute a breach thereof or in any way impair the rights of any member of the Rockwell Group or the Automotive Group thereunder. If any such Consent is not obtained or if an attempted assignment would be ineffective or would impair any member of either Group's rights under any such Contract, License or Asset so that the contemplated assignee hereunder (the "Recipient Party") would not receive all such rights, then (x) the party contemplated hereunder to assign such Contract, License or Asset (the "Assigning Party") will use reasonable best efforts (it being understood that such efforts shall not include any requirement of the Assigning Party to pay any consideration or offer or grant any financial accommodation) to provide or cause to be provided to the Recipient Party, to the extent permitted by law, the benefits of any such Contract, License or Asset and the Assigning Party will promptly pay or cause to be paid to the Recipient Party when received all moneys and properties received by the Assigning Party with respect to any such Contract, License or Asset and (y) the Recipient Party will pay, perform and discharge on behalf of the Assigning Party all of the Assigning Party's Liabilities thereunder in a timely manner and in accordance with the terms thereof. In addition, the Assigning Party will take such other actions (at the Recipient Party's expense) as may reasonably be requested by the Recipient Party in order to place the Recipient Party, insofar as reasonably possible, in the same position as if such Contract, License or Asset had been transferred as contemplated hereby and so all the benefits and burdens relating thereto, including possession, use, risk of loss, potential for gain and dominion, control and command, shall inure to the Recipient Party. If and when such Consents are obtained, the transfer of the applicable Contract, License or Asset shall be effected as promptly following the Time of Distribution as shall be practicable in accordance with the terms of this Agreement. To the extent that any transfers and assumptions contemplated by this Article III shall not have been consummated on or prior to the Time of Distribution, the parties shall cooperate to effect such transfers as promptly following the Time of Distribution as shall be practicable, it nonetheless being agreed and understood by all the parties that no party shall be liable in any manner to the other party for any failure of any of the transfers contemplated by this Article III to be consummated prior to the Time of Distribution.

                         Section 3.11 Cross-License of Intellectual Property.

                         (a) Effective as of the Time of Distribution, Rockwell,
on behalf of itself and the Rockwell Subsidiaries, in consideration for the rights granted by Automotive and the Automotive Subsidiaries pursuant to Section 3.11(b), hereby grants to the Automotive Group a royalty-free, world-wide, irrevocable, non-exclusive license, under all intellectual property rights (including, without limitation, patents, patent applications, trade secrets, copyrights or other similar industrial property rights, except for trademarks, trade names, service marks, trade dress or any other form of trade identity) which constitute Rockwell Assets and which are owned by the Rockwell Group or under which the Rockwell Group has a right to license immediately after the Time of Distribution and which are used in the conduct of the businesses of the Automotive Group at the Time of Distribution to make, have made, use, import, sell or otherwise dispose of products, or to practice any process in connection therewith, in the businesses of the

Automotive Group being conducted at the Time of Distribution; said non-exclusive license being transferable only in connection with the sale of all or any part of the Automotive Business to which such intellectual property rights relate. To the extent that the Automotive Group does not have copies of any information or materials relating to such intellectual property rights, Rockwell will, upon reasonable request, supply to the Automotive Group copies of any such information or materials relating to such intellectual property rights. Rockwell makes no representations or warranties of any kind with respect to the validity, scope or enforceability of any such intellectual property rights licensed hereunder and Rockwell has no obligation to file or prosecute any patent applications or maintain any patents in force in connection therewith. Rockwell will, at no cost to the Automotive Group, promptly execute or cause a member of the Rockwell Group promptly to execute such further documents as Automotive may reasonably request as necessary or desirable to carry out the terms of this
Section 3.11(a). Notwithstanding anything contained herein to the contrary, this
Section 3.11(a) will not be applicable to any rights in and use of the names, trademarks, trade names and service marks "Rockwell" and "Rockwell International" and all corporate symbols and logos related thereto and all names, trademarks, trade names and service marks which include the words "Rockwell" or "Rockwell International" or any derivative thereof.

                         (b) Effective as of the Time of Distribution,
Automotive on behalf of itself and the Automotive Subsidiaries, in consideration for the rights granted by Rockwell and the Rockwell Subsidiaries pursuant to
Section 3.11(a), hereby grants to the Rockwell Group a royalty-free, world-wide, irrevocable, non-exclusive license, under all intellectual property rights (including, without limitation, patents, patent applications, trade secrets, copyrights or other similar industrial property rights, except for trademarks, trade names, service marks, trade dress or any other form of trade identity) which constitute Automotive Assets and which are owned by the Automotive Group or under which the Automotive Group has a right to license immediately after the Time of Distribution and which are used in the conduct of the businesses of the Rockwell Group other than the Automotive Business at the Time of Distribution to make, have made, use, import, sell or otherwise dispose of products, or to practice any process in connection therewith, in the businesses of the Rockwell Group as conducted by the Rockwell Group at the Time of Distribution; said non-exclusive license being transferable only in connection with the sale of all or any part of the Rockwell Group's businesses to which such intellectual property rights relate. To the extent that the Rockwell Group does not have copies of any information or materials relating to such intellectual property rights, Automotive will, upon reasonable request, supply to the Rockwell Group copies of any such information or materials relating to such intellectual property rights. Automotive makes no representations or warranties of any kind with respect to the validity, scope or enforceability of any such intellectual property rights licensed hereunder and Automotive has no obligation to file or prosecute any patent applications or maintain any patents in force in connection therewith. Automotive will, at no cost to Rockwell, promptly execute or cause a member of the Automotive Group promptly to execute such further documents as Rockwell may reasonably request as necessary or desirable to carry out the terms of this Section 3.11(b).

            [Enforcement and sub-license provisions to be added]



                                   ARTICLE IV

                         MUTUAL RELEASE; INDEMNIFICATION

                         Section 4.01 Mutual Release. Effective as of the Time
of Distribution and except as otherwise specifically set forth in the Transaction Agreements, each of Rockwell, on the one hand, and Automotive, on the other hand, on its own behalf and on behalf of each of its respective Subsidiaries, releases and forever discharges the other and its Subsidiaries, and its and their respective officers, directors, agents, Affiliates, record and beneficial security holders (including, without limitation, trustees and beneficiaries of trusts holding such securities), advisors and Representatives (in their respective capacities as such) and their respective heirs, executors, administrators, successors and assigns, of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, claims and Liabilities whatsoever of every name and nature, both in law and in equity, which the releasing party has or ever had, which arise out of or relate to events, circumstances or actions taken by such other party occurring or failing to occur or any conditions existing at or prior to the Time of Distribution; provided, however, that the foregoing general release shall not apply to (i) any Liabilities (including Liabilities with respect to indemnification or contribution) under the Transaction Agreements or assumed, transferred, assigned, allocated or arising under any of the Transaction Agreements (including, without limitation, any Liability that the parties may have with respect to indemnification or contribution pursuant to any Transaction Agreement for claims brought against the parties by third Persons) and will not affect any party's right to enforce the Transaction Agreements in accordance with their terms, (ii) any Liability arising from or relating to any agreement, arrangement, commitment or undertaking described in Section 3.03(b)(ii) (including, without limitation, Ordinary Course Intercompany Arrangements),
(iii) any Liability the release of which would result in the release of any Person other than a Person released pursuant to this Section 4.01 (provided that the parties agree not to bring suit or permit any of their Subsidiaries to bring suit against any Person with respect to any Liability to the extent such Person would be released with respect to such Liabilities by this Section 4.01 but for the proviso to this clause (iii)) or (iv) any matter set forth on Schedule 4.1.

                         Section 4.02 Indemnification by Rockwell. Except as
otherwise specifically provided in any Transaction Agreement and subject to the provisions of this Article IV, Rockwell shall indemnify, defend and hold harmless the Automotive Indemnitees from and against, and pay or reimburse, as the case may be, the Automotive Indemnitees for, all Indemnifiable Losses, as incurred, suffered by any Automotive Indemnitee based upon, arising out of, relating to or otherwise in connection with:

                         (a) businesses of Rockwell, the Rockwell Subsidiaries
and their respective predecessors (other than the Automotive Business) engaged in at or prior to the Time of Distribution or Assets or Liabilities of Rockwell or any Rockwell Subsidiary as of the Time of

Distribution which are not Automotive Assets or Automotive Liabilities (including, without limitation, the failure by Rockwell or any other member of the Rockwell Group to pay, perform or otherwise discharge any such Liabilities in accordance with their terms), whether such Indemnifiable Losses are based upon, arise out of or relate to or are otherwise in connection with events, occurrences, actions, omissions, facts, circumstances or conditions occurring, existing or asserted before, at or after the Time of Distribution;

                         (b) any untrue statement or alleged untrue statement of
a material fact contained in the sections of the Form 10 listed on Schedule 4.2, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; but only in each case with respect to information relating to the Rockwell Group provided by Rockwell expressly for use in the sections of the Form 10 listed on Schedule 4.2;

                         (c) the breach by any member of the Rockwell Group of
any agreement or covenant contained in a Transaction Agreement which does not by its express terms expire at the Time of Distribution; or

                         (d) the enforcement by the Automotive Indemnitees of
their rights to be indemnified, defended and held harmless under this Agreement.

                         Section 4.03 Indemnification by Automotive. Except as
otherwise specifically provided in any Transaction Agreement and subject to the provisions of this Article IV, Automotive and the Automotive Subsidiaries shall indemnify, defend and hold harmless the Rockwell Indemnitees from and against, and pay or reimburse, as the case may be, the Rockwell Indemnitees for, all Indemnifiable Losses, as incurred, suffered by any Rockwell Indemnitee based upon, arising out of, relating to or otherwise in connection with:

                                   (a) the Automotive Business, the Automotive
               Assets or the Automotive Liabilities (including, without limitation, (i) any guarantees or obligations to assure performance or perform given or made by, or other Liabilities of, Rockwell or any Rockwell Subsidiary with respect to the Automotive

               Business, (ii) the failure by Automotive or any other member of the Automotive Group to pay, perform or otherwise discharge Automotive Liabilities in accordance with their terms and (iii) any Liabilities relating to the Automotive Business for which Rockwell has agreed to indemnify BNA and certain other Persons pursuant to the Boeing Post-Closing Covenants Agreement), whether such Indemnifiable Losses are based upon, arise out of or relate to or are otherwise in connection with events, occurrences, actions, omissions, facts, circumstances or conditions occurring, existing or asserted before, at or after the Time of Distribution;

                                   (b) any untrue statement or alleged untrue
               statement of a material fact contained in the Form 10, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except in each case with respect to information relating to the Rockwell Group provided by Rockwell expressly for use in the sections of the Form 10 listed on
               Schedule 4.2;

                                   (c) the breach by any member of the
               Automotive Group of any agreement or covenant contained in a Transaction Agreement which does not by its express terms expire at the Time of Distribution;

                                   (d) any Action or other claim alleging that
               any Liability was improperly allocated to the Automotive Group or that any Asset was improperly withheld from the Automotive Group, in each case pursuant to any of the Transaction Agreements; or

                                   (e) the enforcement by the Rockwell
               Indemnitees of their rights to be indemnified, defended and held harmless under this Agreement.

                         Section 4.04 Limitations on Indemnification
Obligations.

                         (a) The amount which any party (an "Indemnifying
Party") is or may be required to pay to an Indemnitee in respect of Indemnifiable Losses or other

Liability for which indemnification is provided under this Agreement shall be reduced by any amounts actually received (including, without limitation, Insurance Proceeds actually received) by or on behalf of such Indemnitee (net of increased insurance premiums and charges related directly and solely to the related Indemnifiable Losses and costs and expenses (including reasonable legal fees and expenses) incurred by such Indemnitee in connection with seeking to collect and collecting such amounts) in respect of such Indemnifiable Losses or other Liability (such net amounts are referred to herein as "Indemnity Reduction Amounts"). If any Indemnitee receives any Indemnity Reduction Amounts in respect of an Indemnifiable Loss for which indemnification is provided under this Agreement after the full amount of such Indemnifiable Loss has been paid by an Indemnifying Party or after an Indemnifying Party has made a partial payment of such Indemnifiable Loss and such Indemnity Reduction Amounts exceeds the remaining unpaid balance of such Indemnifiable Loss, then the Indemnitee shall promptly remit to the Indemnifying Party an amount equal to the excess (if any) of (A) the amount theretofore paid by the Indemnifying Party in respect of such Indemnifiable Loss, less (B) the amount of the indemnity payment that would have been due if such Indemnity Reduction Amounts in respect thereof had been received before the indemnity payment was made. An insurer or other third party who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to any benefit they would not be entitled to receive in the absence of the indemnification provisions by virtue of the indemnification provisions hereof.

                         (b) In determining the amount of any Indemnifiable
Losses, such amount shall be (i) reduced to take into account any net Tax benefit realized by the Indemnitee arising from the incurrence or payment by the Indemnitee of such Indemnifiable Losses and (ii) increased to take into account any net Tax cost incurred by the Indemnitee as a result of the receipt or accrual of payments hereunder (grossed-up for such increase), in each case determined by treating the Indemnitee as recognizing all other items of income, gain, loss, deduction or credit before recognizing any item arising from such Indemnifiable Losses.

                         Section 4.05 Procedures Relating to Indemnification.

                         (a) If a claim or demand is made against an Indemnitee,
or an Indemnitee shall otherwise learn of an assertion, by any Person who is not a party to this Agreement (or an Affiliate thereof) as to which an Indemnifying Party may be obligated to provide indemnification pursuant to this Agreement (a "Third Party Claim"), such Indemnitee will notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim reasonably promptly (and in any event within 20 business days) after becoming aware of such Third Party Claim; provided, however, that failure to give such notification will not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party will not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee will deliver to the Indemnifying Party, promptly after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received or transmitted by the Indemnitee relating to the Third Party Claim.

                         (b) If a Third Party Claim is made against an
Indemnitee, the Indemnifying Party will be entitled to participate in or to assume the defense thereof (in either case, at the expense of the Indemnifying Party) with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided that, if in the Indemnitee's reasonable judgment a conflict of interest exists in respect of such claim or if the Indemnifying Party shall have assumed responsibility for such claim with any reservations or exceptions, such Indemnitee will have the right to employ separate counsel reasonably satisfactory to the Indemnifying Party to represent such Indemnitee and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel for all Indemnitees similarly situated) shall be paid by such Indemnifying Party. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnitee will have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party will control such defense. The Indemnifying Party will be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof (other than during any period in which the Indemnitee shall have failed to give notice of the Third Party Claim as provided above). If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnifying Party will promptly supply to the Indemnitee copies of all correspondence and documents relating to or in connection with such Third Party Claim and keep the Indemnitee fully informed of all developments relating to or in connection with such Third Party Claim (including, without limitation, providing to the Indemnitee on request updates and summaries as to the status thereof). If the Indemnifying Party chooses to defend a Third Party Claim, the parties hereto will cooperate in the defense thereof (such cooperation to be at the expense, including reasonable legal fees and expenses, of the Indemnifying Party), which cooperation shall include the retention in accordance with this Agreement and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

                         (c) If the Indemnifying Party assumes the defense of
any Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of such Third Party Claim which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of Indemnifiable Losses in connection with such Third Party Claim and unconditionally and irrevocably releases the Indemnitee completely from all Liability in connection with such Third Party Claim; provided, however, that, without the Indemnitee's prior written consent, the Indemnifying Party will not consent to any settlement, compromise or discharge of a Third Party Claim (including the consent to entry of any judgment), and the Indemnitee may refuse to agree to any such settlement, compromise or discharge (x) that provides for injunctive or other nonmonetary relief affecting the Indemnitee or (y) that, in the reasonable opinion of the Indemnitee, would otherwise materially adversely affect the Indemnitee. Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnitee will not (unless required by law) admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent (which consent will not be unreasonably withheld).

                         (d) Any claim on account of Indemnifiable Losses which
does not involve a Third Party Claim will be asserted by reasonably prompt written notice given by the Indemnitee to the Indemnifying Party from whom such indemnification is sought. The failure by any Indemnitee so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which it may have to such Indemnitee under this Agreement, except to the extent that the Indemnifying Party shall have been actually prejudiced by such failure. Any notice pursuant to this Section 4.05(d) will contain a statement, in prominent and conspicuous type, that if the Indemnifying Party does not dispute its liability to the Indemnitee with respect to the claim made in such notice by notice to the Indemnitee prior to the expiration of a 30-calendar-day period following the Indemnifying Party's receipt of the second notice of such claim, the claim shall be conclusively deemed a liability of the Indemnifying Party. If the Indemnitee has provided the Indemnifying Party two such notices not less than 30 days apart and the Indemnifying Party does not notify the Indemnitee prior to the expiration of a 30-calendar-day period following its receipt of the second such notice that the Indemnifying Party disputes its liability to the Indemnitee under this Agreement, such claim specified by the Indemnitee in such notice will be conclusively deemed a liability of the Indemnifying Party under this Agreement and the Indemnifying Party will pay the amount of such liability to the Indemnitee on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the Indemnifying Party has timely disputed its liability with respect to such claim, as provided above, the Indemnifying Party and the Indemnitee will proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations by the 120th day after notice of such claim was given to the Indemnifying Party, the Indemnifying Party and the Indemnitee will be free to pursue such remedies as may be available to such parties under this Agreement or under applicable law.

                     (e) In the event of payment in full by an Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party will be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other Person. Such Indemnitee will cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

                     Section 4.06 Remedies Cumulative. The remedies provided in this Article IV shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

                     Section 4.07 Survival of Indemnities. The obligations of each of Rockwell and Automotive under this Article IV will not terminate at any time and will survive the sale or other transfer by any party of any assets or businesses or the assignment by any party of any Liabilities with respect to any Indemnifiable Losses of the other related to such assets, businesses or Liabilities.

                     Section 4.08 Exclusivity of Tax Allocation Agreement. Notwithstanding anything in this Agreement to the contrary, the Tax Allocation Agreement will be the exclusive agreement among the parties with respect to all Tax matters, including indemnification in respect of Tax matters.

                                    ARTICLE V

                              ACCESS TO INFORMATION

                     Section 5.01 Access to Information. From and after the Time of Distribution, Rockwell will, and will cause each Rockwell Subsidiary to, afford to Automotive and its Representatives (at Automotive's expense) reasonable access and duplicating rights during normal business hours and upon reasonable advance notice to all Information within Rockwell's possession or control or in the possession or control of a Rockwell Subsidiary relating to Automotive, any Automotive Subsidiary or the Automotive Business, insofar as such access is reasonably required by Automotive or any Automotive Subsidiary, subject to the provisions below regarding Privileged Information. Similarly, from and after the Time of Distribution, Automotive will, and will cause each Automotive Subsidiary to, afford to Rockwell and its Representatives (at Rockwell's expense) reasonable access and duplicating rights during normal business hours and upon reasonable advance notice to all Information within Automotive's possession or control or in the possession or control of an Automotive Subsidiary relating to Rockwell, any Rockwell Subsidiary or the businesses of the Pre-Distribution Group (other than the Automotive Business), insofar as such access is reasonably required by Rockwell or any Rockwell Subsidiary, subject to the provisions below regarding Privileged Information. Without limiting the foregoing, Information may be requested under this Article V for audit, accounting, claims, litigation, insurance, environmental and safety and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby.

                     In furtherance of the foregoing:

                     (a) Each party acknowledges that (i) each of Rockwell and Automotive (and the members of the Rockwell Group and the Automotive Group, respectively) has or may obtain Privileged Information; (ii) there are a number of Actions affecting one or more of the members of the Rockwell Group and the Automotive Group; (iii) the parties may have a common legal interest in Actions, in the Privileged Information, and in the preservation of the confidential status of the Privileged Information, in each case relating to the business of the Rockwell Group or the Automotive Group; and (iv) both Rockwell and Automotive intend that the transactions contemplated by the Transaction Agreements and any transfer of Privileged Information in connection therewith shall not operate as a waiver of any potentially applicable privilege.

                     (b) Each of Rockwell and Automotive agrees, on behalf of itself and each member of the Group of which it is a member, not to disclose or otherwise waive any privilege attaching to any Privileged Information relating to the business of the Automotive Group or the Rockwell Group, respectively, without providing prompt written notice to and obtaining the prior written consent of the other, which consent will not be unreasonably withheld. In the event of a disagreement between any member of the Rockwell Group and any member of the Automotive Group concerning the reasonableness of withholding such consent, no disclosure will be made prior to a final, nonappealable resolution of such disagreement.

                     (c) Upon any member of the Rockwell Group or any member of the Automotive Group receiving any subpoena or other compulsory disclosure notice from a court, other Governmental Entity or otherwise which requests disclosure of Privileged Information, in each case relating to the business of the Automotive Group or the Rockwell Group, respectively, the recipient of the notice will promptly provide to the other party (following the notice provisions set forth herein) a copy of such notice, the intended response, and all materials or information relating to the other Group that might be disclosed. In the event of a disagreement as to the intended response or disclosure, unless and until the disagreement is resolved as provided in Section 5.01(b), the parties will cooperate to assert all defenses to disclosure claimed by either Group, at the cost and expense of the Group claiming such defense to disclosure, and shall not disclose any disputed documents or information until all legal defenses and claims of privilege have been finally determined.

                     Section 5.02 Production of Witnesses. Subject to Section 5.01, after the Time of Distribution, each of Rockwell and Automotive will, and will cause each member of the Rockwell Group and the Automotive Group, respectively, to, make available to the other party and its Subsidiaries, upon written request and at the cost and expense of the party so requesting, its directors, officers, employees and agents as witnesses to the extent that any such Person may reasonably be required (giving consideration to business demands of such Representatives) in connection with any Actions or other proceedings in which the requesting party may from time to time be involved, provided that the same shall not unreasonably interfere with the conduct of business by the Group of which the request is made.

                     Section 5.03 Retention of Records. Except as otherwise required by law or agreed to in writing, if any Information relating to the business, assets or Liabilities of a member of a Group is retained by a member of the other Group, each of Rockwell and Automotive will, and will cause the members of the Group of which it is a member to, retain for the period required by the applicable Rockwell records retention policy in effect immediately prior to the Time of Distribution all such Information in such Group's possession or under its control. In addition, after the expiration of such required retention period, if any member of either Group wishes to destroy or dispose of any such Information, prior to destroying or disposing of any of such Information, (1) Rockwell or Automotive, on behalf of the member of its Group that is proposing to dispose of or destroy any such Information, will provide no less than 30 days' prior written notice to the other party, specifying in reasonable detail the Information proposed to be destroyed or disposed of, and (2) if, prior to the scheduled date for such destruction or disposal, the recipient of such notice requests in writing that any of the Information proposed to be destroyed or disposed of be delivered to such requesting party, the party whose Group is proposing to dispose of or destroy such Information promptly will arrange for the delivery of the requested Information to a location specified by, and at the expense of, the requesting party.

                     Section 5.04 Confidentiality. Subject to Section 5.01, which shall govern Privileged Information, from and after the Time of Distribution, each of Rockwell and Automotive shall hold, and shall use reasonable efforts to cause its Affiliates and Representatives to hold, in strict confidence all Information concerning the other party's Group in its possession or control or furnished to it by such other party's Group pursuant to the Transaction Agreements or the transactions contemplated thereby and will not release or disclose such Information to any other Person, except its Affiliates and Representatives, who will be bound by the provisions of this Section 5.04; provided, however, that any member of the Rockwell Group or the Automotive Group may disclose such Information to the extent that (a) disclosure is compelled by judicial or administrative process or, in the opinion of such Person's counsel, by other requirements of law (in which case the party required to make such disclosure will notify the other party as soon as practicable of such obligation or requirement and cooperate with the other party to limit the Information required to be disclosed and to obtain a protective order or other appropriate remedy with respect to the Information ultimately disclosed), or (b) such Person can show that such Information was (i) available to such Person on a nonconfidential basis (other than from a member of the other party's Group) prior to its disclosure by such Person, (ii) in the public domain through no fault of such Person or (iii) lawfully acquired by such Person from another source after the time that it was furnished to such Person by the other party's Group, and not acquired from such source subject to any confidentiality obligation on the part of such source, or on the part of the acquiror, known to the acquiror. Each party acknowledges that it will be liable for any breach of this Section 5.04 by its Representatives to whom such Information is disclosed by such party. Notwithstanding the foregoing, each of Rockwell and Automotive will be deemed to have satisfied its obligations under this Section 5.04 with respect to any Information (other than Privileged Information) if it exercises the same care with regard to such Information as it takes to preserve confidentiality for its own similar Information.



                                   ARTICLE VI

                                  MISCELLANEOUS

                     Section 6.01 Entire Agreement; Construction. This Agreement and the Ancillary Agreements, including any annexes, schedules and exhibits hereto or thereto, and other agreements and documents referred to herein and therein, will together constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and will supersede all prior negotiations, agreements and understandings of the parties of any nature, whether oral or written, with respect to such subject matter. Notwithstanding any other provisions in the Transaction Agreements to the contrary, (i) in the event and to the extent that there is a conflict between the provisions of this Agreement and the provisions of the Employee Matters Agreement or the Tax Allocation Agreement, the provisions of the Employee Matters Agreement or the Tax Allocation Agreement, as appropriate, will control and (ii) in the event and to the extent that there is a conflict between the provisions of this Agreement and the provisions of any Conveyance and Assumption Instruments, the provisions of this Agreement will control.

                     Section 6.02 Survival of Agreements. Except as otherwise contemplated by the Transaction Agreements, all covenants and agreements of the parties contained in the Transaction Agreements will remain in full force and effect and survive the Time of Distribution.

                     Section 6.03 Expenses. Except as otherwise set forth in any Transaction Agreement, all costs and expenses incurred through the Time of Distribution in connection with the Distribution, the preparation, execution and delivery of the Transaction Agreements and the consummation of the transactions contemplated thereby will be charged to Rockwell (other than the costs and expenses of Automotive's credit facilities and costs and expenses to the extent the same relate to operations of the Automotive Business subsequent to the Time of Distribution, which will be charged to Automotive). Except as otherwise set forth in any Transaction Agreement, all costs and expenses incurred following the Time of Distribution in connection with implementation of the transactions contemplated by the Transaction Agreements will be charged to the party for whose benefit the expenses are incurred, with any expenses which cannot be allocated on such basis to be split equally between the parties.

                     Section 6.04 Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed entirely within such

State, without regard to the conflicts of law principles of such State.

                     Section 6.05 Notices. All notices, requests, claims demands and other communications required or permitted to be given hereunder will be in writing and will be delivered by hand or telecopied or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and will be deemed given when so delivered by hand or telecopied, or three business days after being so mailed (one business day in the case of express mail or overnight courier service). All such notices, requests, claims, demands and other communications will be addressed as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                  (a)            If to Rockwell:

                                 Rockwell International Corporation
                                 2201 Seal Beach Boulevard
                                 Seal Beach, California  90740-8250

                                 Attention:  Mr. W. Michael Barnes
                                             Senior Vice President,
                                             Finance and Planning and
                                             Chief Financial Officer
                                 Telecopy:  (562) 797-5280

                                 with a copy to:

                                 Rockwell International Corporation
                                 2201 Seal Beach Boulevard
                                 Seal Beach, California  90740-8250

                                 Attention:  William J. Calise, Jr., Esq.
                                             Senior Vice President,
                                             General Counsel and
                                             Secretary
                                 Telecopy:  (562) 797-5687

                (b)  If to Automotive:

                [111 Holdings, Inc.]
                2135 West Maple Road
                Troy, Michigan  48084-7186

                Attention:  Mr. Thomas A. Madden
                            Senior Vice President and
                            Chief Financial Officer
                            Telecopy:   (248) 435-8397
                            with a copy to:

                            [111 Holdings, Inc.]
                            2135 West Maple Road
                            Troy, Michigan  48084-7186

                            Attention:  David W. Greenfield, Esq.
                                        Senior Vice President,
                                          General Counsel and
                                          Secretary
                            Telecopy:


                     Section 6.06 Consent to Jurisdiction. Each of Rockwell and Automotive irrevocably submits to the exclusive jurisdiction of (i) the Court of Chancery in and for the State of Delaware and the Superior Court in and for the State of Delaware and (ii) the United States District Court for the District of Delaware, for the purposes of any suit, action or other proceeding arising out of the Transaction Agreements or any transaction contemplated thereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts). Each of Rockwell and Automotive further agrees that service of any process, summons, notice or document hand delivered or sent by U.S. registered mail to such party's respective address set forth in Section 6.05 will be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of Rockwell and Automotive irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of the Transaction Agreements or the transactions contemplated thereby in (i) the Court of Chancery in and for the State of

Delaware and the Superior Court in and for the State of Delaware or (ii) the United States District Court for the District of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                     Section 6.07 Amendments. This Agreement cannot be amended, modified or supplemented except by a written agreement executed by Rockwell and Automotive.

                     Section 6.08 Assignment. Neither party to this Agreement will convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party in its sole and absolute discretion, except that any party may (without obtaining any consent) assign any of its rights hereunder to a successor to all or any part of its business. Any such conveyance, assignment or transfer requiring the prior written consent of another party which is made without such consent will be void ab initio. No assignment of this Agreement will relieve the assigning party of its obligations hereunder.

                     Section 6.09 Captions; Currency. The article, section and paragraph captions herein and the table of contents hereto are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof. Unless otherwise specified, all references herein to numbered articles or sections are to articles and sections of this Agreement and all references herein to annexes or schedules are to annexes and schedules to this Agreement. Unless otherwise specified, all references contained in this Agreement, in any annex or schedule referred to herein or in any instrument or document delivered pursuant hereto to dollars shall mean United States Dollars.

                     Section 6.10 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby. If the economic or legal substance of the transactions contemplated hereby is affected in any manner adverse to any party as a result thereof, the parties will negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

                       Section 6.11 Parties in Interest. This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not made for the benefit of any Person not a party hereto, and no Person other than the parties hereto or their respective successors and permitted assigns will acquire or have any benefit, right, remedy or claim under or by reason of this Agreement, except that the provisions of Sections 4.02 and 4.03 hereof shall inure to the benefit of the Persons referred to therein.

                       Section 6.12 Schedules. All annexes and schedules attached hereto are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Capitalized terms used in the schedules hereto but not otherwise defined therein will have the respective meanings assigned to such terms in this Agreement.

                       Section 6.13. Termination. This Agreement may be terminated and the Distribution abandoned at any time prior to the Time of Distribution by and in the sole discretion of the Rockwell Board without the approval of Automotive or of Rockwell's shareowners. In the event of such termination, no party will have any liability of any kind to any other party on account of such termination.

                       Section 6.14. Waivers; Remedies. The conditions to Rockwell's obligation to consummate the Distribution are for the sole benefit of Rockwell and may be waived in writing by Rockwell in whole or in part in Rockwell's sole discretion. No failure or delay on the part of either Rockwell or Automotive in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of either Rockwell or Automotive of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties may otherwise have at law or in equity.

                       Section 6.15. Counterparts. This Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.

                       Section 6.16. Performance. Each party will cause to be performed and hereby guarantees the performance of all actions, agreements and obligations set forth herein to be performed by any Subsidiary or Affiliate of such party.

                       IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties as of the date first hereinabove written.

                                            ROCKWELL INTERNATIONAL CORPORATION


                                             By:
                                                 ------------------------
                                                 Name:
                                                 Title:
                                             [111 HOLDINGS, INC.]


                                             By:
                                                 ------------------------
                                                 Name:
                                                 Title: